Exhibit 5.1





                              September 27, 1996



American Drug Company
1730 Rhode Island Avenue,  N.W.
Suite 1215
Washington, D.C.  20036

Gentlemen:

     Reference is made to the Registration Statement on Form
S-3 of American Drug Company, (the "Company") relating to the registration of shares of the Company's common stock, par value $.01 per share (the "Common Stock").

     I am Assistant General Counsel of the Company, and have examined such corporate records and other documents as I have deemed relevant. Based upon the above, I am of the opinion that the Common Stock to be sold pursuant to the Registration Statement, by the holders of currently outstanding warrants to purchase shares of Common Stock upon the exercise thereof, is validly authorized and issued, fully paid, and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name in the Prospectus.

                              Very truly yours,



                              Andrea D. Kantor
                              Associate General Counsel